EXHIBIT 99.2

KAR Auction Services, Inc.
Q2 2014 Supplemental Financial Information
August 5, 2014

KAR Auction Services, Inc.
EBITDA and Adjusted EBITDA Measures

EBITDA and Adjusted EBITDA Measures
EBITDA and Adjusted EBITDA as presented herein are supplemental measures of our performance that are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). They are not measurements of our financial performance under GAAP and should not be considered as substitutes for net income (loss) or any other performance measures derived in accordance with GAAP.

EBITDA is defined as net income (loss), plus interest expense net of interest income, income tax provision (benefit), depreciation and amortization. Adjusted EBITDA is EBITDA adjusted for the items of income and expense and expected incremental revenue and cost savings as described in our senior secured credit agreement covenant calculations. Management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA is appropriate to provide additional information to investors about one of the principal measures of performance used by our creditors. In addition, management uses EBITDA and Adjusted EBITDA to evaluate our performance. EBITDA and Adjusted EBITDA have limitations as analytical tools, and should not be considered in isolation or as a substitute for analysis of the results as reported under GAAP. These measures may not be comparable to similarly titled measures reported by other companies.

The following tables reconcile EBITDA and Adjusted EBITDA to net income (loss) for the periods presented:

	Three Months Ended June 30, 2014
(Dollars in millions), (Unaudited)	ADESA	IAA	AFC	Corporate	Consolidated

Net income (loss)	$24.4	$21.5	$18.8	$(13.9)	$50.8
Add back:
Income taxes	13.4	13.1	11.7	(8.1)	30.1
Interest expense, net of interest income	0.1	0.1	4.6	16.0	20.8
Depreciation and amortization	19.8	18.7	7.5	2.3	48.3
Intercompany interest	12.5	9.5	(6.5)	(15.5)	--
EBITDA	70.2	62.9	36.1	(19.2)	150.0
Adjustments per the Credit Agreement	5.3	0.9	(2.3)	0.2	4.1
Adjusted EBITDA	$75.5	$63.8	$33.8	$(19.0)	$154.1

	Three Months Ended June 30, 2013
(Dollars in millions), (Unaudited)	ADESA	IAA	AFC	Corporate	Consolidated

Net income (loss)	$17.3	$15.7	$16.9	$(16.5)	$33.4
Add back:
Income taxes	11.2	9.3	10.7	(8.3)	22.9
Interest expense, net of interest income	0.2	0.2	3.9	20.2	24.5
Depreciation and amortization	22.8	18.5	6.7	1.0	49.0
Intercompany interest	13.4	9.5	(5.0)	(17.9)	--
EBITDA	64.9	53.2	33.2	(21.5)	129.8
Adjustments per the Credit Agreement	4.9	0.7	(1.8)	3.9	7.7
Superstorm Sandy	--	2.7	--	--	2.7
Adjusted EBITDA	$69.8	$56.6	$31.4	$(17.6)	$140.2

	Six Months Ended June 30, 2014
(Dollars in millions), (Unaudited)	ADESA	IAA	AFC	Corporate	Consolidated

Net income (loss)	$40.2	$42.1	$36.7	$(47.5)	$71.5
Add back:
Income taxes	22.3	25.0	22.6	(30.0)	39.9
Interest expense, net of interest income	0.4	0.2	9.1	35.2	44.9
Depreciation and amortization	39.3	37.5	15.0	4.6	96.4
Intercompany interest	24.8	18.9	(11.8)	(31.9)	--
EBITDA	127.0	123.7	71.6	(69.6)	252.7
Adjustments per the Credit Agreement	15.2	4.4	(3.0)	31.9	48.5
Adjusted EBITDA	$142.2	$128.1	$68.6	$(37.7)	$301.2

	Six Months Ended June 30, 2013
(Dollars in millions), (Unaudited)	ADESA	IAA	AFC	Corporate	Consolidated

Net income (loss)	$33.0	$25.5	$35.6	$(31.6)	$62.5
Add back:
Income taxes	19.1	15.2	22.2	(16.6)	39.9
Interest expense, net of interest income	0.4	0.5	7.7	44.6	53.2
Depreciation and amortization	44.2	36.9	13.1	2.1	96.3
Intercompany interest	26.7	19.0	(9.6)	(36.1)	--
EBITDA	123.4	97.1	69.0	(37.6)	251.9
Adjustments per the Credit Agreement	10.6	0.7	(4.5)	4.2	11.0
Superstorm Sandy	--	13.5	--	--	13.5
Adjusted EBITDA	$134.0	$111.3	$64.5	$(33.4)	$276.4

Certain of our loan covenant calculations utilize financial results for the most recent four consecutive fiscal quarters. The following table reconciles EBITDA and Adjusted EBITDA to net income for the periods presented:

	Three Months Ended				Twelve Months Ended
(Dollars in millions), (Unaudited)	September 30, 2013	December 31, 2013	March 31, 2014	June 30, 2014	June 30, 2014

Net income (loss)	$22.8	$(17.6)	$20.7	$50.8	$76.7
Add back:
Income taxes	19.6	22.0	9.8	30.1	81.5
Interest expense, net of interest income	25.8	25.3	24.1	20.8	96.0
Depreciation and amortization	49.6	48.5	48.1	48.3	194.5
EBITDA	117.8	78.2	102.7	150.0	448.7
Other adjustments per the Credit Agreement	2.9	3.4	1.3	0.9	8.5
Non-cash charges	13.2	53.0	46.4	6.7	119.3
AFC interest expense	(3.3)	(3.4)	(3.3)	(3.5)	(13.5)
Adjusted EBITDA	$130.6	$131.2	$147.1	$154.1	$563.0

Segment Results

ADESA Results

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in millions)	2014	2013	2014	2013
ADESA revenue	$301.8	$285.3	$599.9	$568.9
Cost of services*	167.7	156.2	337.9	317.8
Gross profit*	134.1	129.1	262.0	251.1
Selling, general and administrative	62.7	63.4	132.6	124.9
Depreciation and amortization	19.8	22.8	39.3	44.2
Operating profit	$51.6	$42.9	$90.1	$82.0
EBITDA	$70.2	$64.9	$127.0	$123.4
Adjustments per the Credit Agreement	5.3	4.9	15.2	10.6
Adjusted EBITDA	$75.5	$69.8	$142.2	$134.0

* Exclusive of depreciation and amortization
Overview of ADESA Results for the Three Months Ended June 30, 2014 and 2013
Revenue
Revenue from ADESA increased $16.5 million, or 6%, to $301.8 million for the three months ended June 30, 2014, compared with $285.3 million for the three months ended June 30, 2013. The increase in revenue was primarily a result of a 6% increase in the number of vehicles sold, as well as an increase in ancillary and other related services revenue, partially offset by fluctuations in the Canadian exchange rate of $3.9 million.
The increase in volume sold was primarily attributable to an increase in institutional volume, including vehicles sold on our online only platform, as well as a 4% increase in dealer consignment units sold for the three months ended June 30, 2014 compared with the three months ended June 30, 2013. Online sales volumes for ADESA represented approximately 38% of the total vehicles sold in the second quarter of 2014, compared with approximately 35% in the second quarter of 2013. "Online sales" includes the following: (i) selling vehicles directly from a dealership or other interim storage location (upstream selling); (ii) online solutions that offer vehicles for sale while in transit to auction locations (midstream selling); (iii) simultaneously broadcasting video and audio of the physical auctions to online bidders (LiveBlock®); and (iv) bulletin-board or real-time online auctions (DealerBlock®). Both the upstream and midstream selling represent online only sales, which represent over half of ADESA's online sales volume. ADESA sold approximately 132,000 and 108,000 vehicles through its online only offerings in the second quarter of 2014 and 2013, respectively. For the three months ended June 30, 2014, dealer consignment vehicles represented approximately 53% of used vehicles sold at ADESA physical auction locations, compared with approximately 52% for the three months ended June 30, 2013. Vehicles sold at physical auction locations increased 1% in the second quarter of 2014, compared with the second quarter of 2013. The used vehicle conversion percentage at physical auction locations, calculated as the number of vehicles sold as a percentage of the number of vehicles entered for sale at our ADESA auctions, increased to 58.6% for the three months ended June 30, 2014, compared with 56.2% for the three months ended June 30, 2013.
Revenue per vehicle sold for the three months ended June 30, 2014 and 2013 was approximately $543. Physical auction revenue per vehicle sold increased $28, or 4%, to $680 for the three months ended June 30, 2014, compared with $652 for the three months ended June 30, 2013. Physical auction revenue per vehicle sold includes revenue from seller and buyer auction fees and ancillary and other related services, which includes non-auction services. The increase in physical auction revenue per vehicle sold was primarily attributable to an increase in ancillary and other related services revenue. Online only auction revenue per vehicle sold decreased $19 to $99 for the three months ended June 30, 2014, compared with $118 for the three months ended June 30, 2013. The decrease in online only auction revenue per vehicle sold was attributable to a decline in fees per car sold, as well as an increased number of cars sold in closed private label sales. The revenue per vehicle sold in a closed private label sale is lower than the revenue per vehicle sold in an open online only auction.
Gross Profit
For the three months ended June 30, 2014, gross profit for ADESA increased $5.0 million, or 4%, to $134.1 million, compared with $129.1 million for the three months ended June 30, 2013. Gross profit for ADESA was 44.4% of revenue for the three months ended June 30, 2014, compared with 45.3% of revenue for the three months ended June 30, 2013. The decrease in gross profit percentage for the three months ended June 30, 2014, compared with the three months ended June 30, 2013, was primarily the result of the 7% increase in cost of services. The increase in cost of services was primarily attributable to the inclusion of $5.8 million in costs associated with High Tech Locksmiths and an increase in lower margin non-auction services, partially offset by fluctuations in the Canadian exchange rate.
Selling, General and Administrative
Selling, general and administrative expenses for the ADESA segment decreased $0.7 million, or 1%, to $62.7 million for the three months ended June 30, 2014, compared with $63.4 million for the three months ended June 30, 2013, primarily due to fluctuations in the Canadian exchange rate of $1.6 million and a decrease in incentive-based compensation expense of $1.3 million, partially offset by an increase in non-cash stock-based compensation expense of $1.5 million, as well as selling, general and administrative expenses associated with High Tech Locksmiths of $0.6 million.
Overview of ADESA Results for the Six Months Ended June 30, 2014 and 2013
Revenue
Revenue from ADESA increased $31.0 million, or 5%, to $599.9 million for the six months ended June 30, 2014, compared with $568.9 million for the six months ended June 30, 2013. The increase in revenue was primarily a result of a 7% increase in the number of vehicles sold, partially offset by a 1% decrease in revenue per vehicle sold, including a decrease due to fluctuations in the Canadian exchange rate of $8.7 million.
The increase in volume sold was primarily attributable to an increase in institutional volume, including vehicles sold on our online only platform, as well as a 4% increase in dealer consignment units sold for the six months ended June 30, 2014 compared with the six months ended June 30, 2013. Online sales volumes for ADESA represented approximately 39% of the total vehicles sold in the first six months of 2014, compared with approximately 35% in the first six months of 2013. "Online sales" includes the following: (i) selling vehicles directly from a dealership or other interim storage location (upstream selling); (ii) online solutions that offer vehicles for sale while in transit to auction locations (midstream selling); (iii) simultaneously broadcasting video and audio of the physical auctions to online bidders (LiveBlock®); and (iv) bulletin-board or real-time online auctions (DealerBlock®). Both the upstream and midstream selling represent online only sales, which represent over half of ADESA's online sales volume. ADESA sold approximately 260,000 and 200,000 vehicles through its online only offerings in the first six months of 2014 and 2013, respectively. For the six months ended June 30, 2014, dealer consignment vehicles represented approximately 52% of used vehicles sold at ADESA physical auction locations, compared with approximately 50% for the six months ended June 30, 2013. Vehicles sold at physical auction locations increased 1% in the first six months of 2014, compared with the first six months of 2013. The used vehicle conversion percentage at physical auction locations, calculated as the number of vehicles sold as a percentage of the number of vehicles entered for sale at our ADESA auctions, increased to 61.0% for the six months ended June 30, 2014, compared with 58.3% for the six months ended June 30, 2013.
Total revenue per vehicle sold decreased 1% to approximately $539 for the six months ended June 30, 2014, compared with approximately $545 for the six months ended June 30, 2013. Physical auction revenue per vehicle sold increased $25, or 4%, to $672 for the six months ended June 30, 2014, compared with $647 for the six months ended June 30, 2013. Physical auction revenue per vehicle sold includes revenue from seller and buyer auction fees and ancillary and other related services, which includes non-auction services. The increase in physical auction revenue per vehicle sold was primarily attributable to an increase in ancillary and other related services revenue. Online only auction revenue per vehicle sold decreased $13 to $107 for the six months ended June 30, 2014, compared with $120 for the six months ended June 30, 2013. The decrease in online only auction revenue per vehicle sold was attributable to a decline in fees per car sold, as well as an increased number of cars sold in closed private label sales. The revenue per vehicle sold in a closed private label sale is lower than the revenue per vehicle sold in an open online only auction.

Gross Profit
For the six months ended June 30, 2014, gross profit for ADESA increased $10.9 million, or 4%, to $262.0 million, compared with $251.1 million for the six months ended June 30, 2013. Gross profit for ADESA was 43.7% of revenue for the six months ended June 30, 2014, compared with 44.1% of revenue for the six months ended June 30, 2013. The decrease in gross profit percentage for the six months ended June 30, 2014, compared with the six months ended June 30, 2013, was primarily the result of the 6% increase in cost of services. The increase in cost of services was primarily attributable to the inclusion of $11.0 million in costs associated with High Tech Locksmiths, an increase in lower margin non-auction services, increased utilities and snow removal, partially offset by fluctuations in the Canadian exchange rate.
Selling, General and Administrative
Selling, general and administrative expenses for the ADESA segment increased $7.7 million, or 6%, to $132.6 million for the six months ended June 30, 2014, compared with $124.9 million for the six months ended June 30, 2013, primarily due to increases in non-cash stock-based compensation expense of $7.2 million, incentive-based compensation expense of $1.6 million, bad debt expense of $1.4 million and selling, general and administrative expenses associated with High Tech Locksmiths of $1.2 million, partially offset by fluctuations in the Canadian exchange rate of $1.7 million and decreases in compensation and marketing expenses of $1.5 million and $1.2 million, respectively.
IAA Results

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in millions)	2014	2013	2014	2013
IAA revenue	$223.8	$202.8	$448.8	$424.4
Cost of services*	137.0	129.4	274.9	288.3
Gross profit*	86.8	73.4	173.9	136.1
Selling, general and administrative	23.9	20.3	50.1	39.1
Depreciation and amortization	18.7	18.5	37.5	36.9
Operating profit	$44.2	$34.6	$86.3	$60.1
EBITDA	$62.9	$53.2	$123.7	$97.1
Adjustments per the Credit Agreement	0.9	0.7	4.4	0.7
Superstorm Sandy	--	2.7	--	13.5
Adjusted EBITDA	$63.8	$56.6	$128.1	$111.3

* Exclusive of depreciation and amortization
Overview of IAA Results for the Three Months Ended June 30, 2014 and 2013
Revenue
Revenue from IAA increased $21.0 million, or 10%, to $223.8 million for the three months ended June 30, 2014, compared with $202.8 million for the three months ended June 30, 2013. The increase in revenue was a result of an increase in vehicles sold of approximately 9% for the three months ended June 30, 2014. Volumes and revenue for the second quarter of 2013 included the impact of Superstorm Sandy as discussed below. Excluding the impact of Superstorm Sandy, IAA's revenue and volumes increased 12% and 10%, respectively. IAA's total loss vehicle inventory increased over 10% at June 30, 2014, as compared to June 30, 2013. Vehicles sold under purchase agreements were approximately 6% of total salvage vehicles sold for the three months ended June 30, 2014, compared with approximately 8% for the three months ended June 30, 2013. Online sales volumes for IAA for the three months ended June 30, 2014 and 2013 represented over half of the total vehicles sold by IAA.
Gross Profit
For the three months ended June 30, 2014, gross profit at IAA increased to $86.8 million, or 38.8% of revenue, compared with $73.4 million, or 36.2% of revenue, for the three months ended June 30, 2013. The gross profit increase was primarily the result of a 10% increase in revenue, partially offset by a 6% increase in cost of services.  The increase in cost of services was primarily attributable to increases in yard and auction expenses pertaining to processing and towing costs related to the increase in volume.
In the second quarter of 2013, IAA sold over 4,000 Superstorm Sandy vehicles which resulted in revenue of approximately $2.6 million and cost of services of approximately $5.3 million. Overall, IAA incurred a pretax net loss of $2.7 million related to the processing of Superstorm Sandy vehicles in the second quarter of 2013. Excluding the impact of revenues and expenses associated with Superstorm Sandy, the gross profit as a percentage of revenue for the three months ended June 30, 2013 would have been approximately 38.0%.
Selling, General and Administrative
Selling, general and administrative expenses at IAA increased $3.6 million, or 18%, to $23.9 million for the three months ended June 30, 2014, compared with $20.3 million for the three months ended June 30, 2013. The increase in selling, general and administrative expenses was attributable to increases in stock-based compensation expense of $0.8 million and incentive-based compensation expense of $0.6 million, as well as increases in information technology costs, sales and marketing expenses totaling approximately $1.1 million.
Overview of IAA Results for the Six Months Ended June 30, 2014 and 2013
Revenue
Revenue from IAA increased $24.4 million, or 6%, to $448.8 million for the six months ended June 30, 2014, compared with $424.4 million for the six months ended June 30, 2013. The increase in revenue was a result of an increase in vehicles sold of approximately 6% for the six months ended June 30, 2014. Volumes and revenue for the first six months of 2013 included the impact of Superstorm Sandy as discussed below. Excluding the impact of Superstorm Sandy, IAA's revenue and volumes increased 14% and 12%, respectively. IAA's total loss vehicle inventory has increased over 10% at June 30, 2014, as compared to June 30, 2013. Vehicles sold under purchase agreements were approximately 6% of total salvage vehicles sold for the six months ended June 30, 2014, compared with approximately 7% for the six months ended June 30, 2013. Online sales volumes for IAA for the six months ended June 30, 2014 and 2013 represented over half of the total vehicles sold by IAA.
Gross Profit
For the six months ended June 30, 2014, gross profit at IAA increased to $173.9 million, or 38.7% of revenue, compared with $136.1 million, or 32.1% of revenue, for the six months ended June 30, 2013. The gross profit increase was primarily the result of a 6% increase in revenue as well as a 5% decrease in cost of services primarily relating to Superstorm Sandy. The increase in gross profit as a percentage of revenue was mainly attributable to expenses associated with processing total loss vehicles related to Superstorm Sandy for the six months ended June 30, 2013.
In the first six months of 2013, IAA sold over 45,000 Superstorm Sandy vehicles which resulted in revenue of approximately $29.2 million and cost of services of approximately $42.7 million. Overall, IAA incurred a pretax net loss of $13.5 million related to the processing of Superstorm Sandy vehicles in the first six months of 2013. Excluding the impact of revenues and expenses associated with Superstorm Sandy, the gross profit as a percentage of revenue for the six months ended June 30, 2013 would have been approximately 37.9%.
Selling, General and Administrative
Selling, general and administrative expenses at IAA increased $11.0 million, or 28%, to $50.1 million for the six months ended June 30, 2014, compared with $39.1 million for the six months ended June 30, 2013. The increase in selling, general and administrative expenses was attributable to increases in stock-based compensation expense of $4.2 million and incentive-based compensation expense of $2.1 million, as well as increases in information technology costs, sales and marketing expenses totaling approximately $2.3 million.

AFC Results

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in millions except volumes and per loan amounts)	2014	2013	2014	2013
AFC revenue	$60.0	$53.3	$120.7	$105.7
Cost of services*	17.4	13.3	33.8	24.2
Gross profit*	42.6	40.0	86.9	81.5
Selling, general and administrative	6.5	6.1	15.3	11.8
Depreciation and amortization	7.5	6.7	15.0	13.1
Operating profit	$28.6	$27.2	$56.6	$56.6
EBITDA	$36.1	$33.2	$71.6	$69.0
Adjustments per the Credit Agreement	(2.3)	(1.8)	(3.0)	(4.5)
Adjusted EBITDA	$33.8	$31.4	$68.6	$64.5

Loan transactions	337,146	326,388	712,361	671,756
Revenue per loan transaction, excluding “Other service revenue”	$159	$157	$153	$154

* Exclusive of depreciation and amortization
Overview of AFC Results for the Three Months Ended June 30, 2014 and 2013
Revenue
For the three months ended June 30, 2014, AFC revenue increased $6.7 million, or 13%, to $60.0 million, compared with $53.3 million for the three months ended June 30, 2013. The increase in revenue was the result of a 3% increase in loan transactions, an increase of $4.4 million of "Other service revenue" generated by PWI, for the three months ended June 30, 2014, compared with the same period in 2013, as well as a 1% increase in revenue per loan transaction for the three months ended June 30, 2014. PWI, a service contract business, was acquired in June 2013. In addition, managed receivables increased to $1,170.3 million at June 30, 2014 from $1,067.7 million at June 30, 2013.
Revenue per loan transaction, which includes both loans paid off and loans curtailed, increased $2, or 1%, primarily as a result of an increase in average loan values, partially offset by an increase in the provision for credit losses. Revenue per loan transaction excludes "Other service revenue."
Gross Profit
For the three months ended June 30, 2014, gross profit for the AFC segment increased $2.6 million, or 7%, to $42.6 million, or 71.0% of revenue, compared with $40.0 million, or 75.0% of revenue, for the three months ended June 30, 2013, primarily as a result of a 13% increase in revenue, partially offset by a 31% increase in cost of services. The increase in cost of services was primarily the result of the inclusion of expenses associated with PWI, as well as an increase in compensation expense. Excluding the impact of PWI revenues and expenses, gross profit as a percentage of revenue for the three months ended June 30, 2014 would have been approximately 77.7%.
Selling, General and Administrative
Selling, general and administrative expenses at AFC increased $0.4 million, or 7%, to $6.5 million for the three months ended June 30, 2014, compared with $6.1 million for the three months ended June 30, 2013. The increase was primarily attributable to $0.5 million in expenses associated with PWI, an increase in stock-based compensation of $0.4 million and an increase in compensation expense, partially offset by a decrease in professional fees.

Overview of AFC Results for the Six Months Ended June 30, 2014 and 2013
Revenue
For the six months ended June 30, 2014, AFC revenue increased $15.0 million, or 14%, to $120.7 million, compared with $105.7 million for the six months ended June 30, 2013. The increase in revenue was the result of a 6% increase in loan transactions and an increase of $10.0 million of "Other service revenue" generated by PWI, for the six months ended June 30, 2014, compared with the same period in 2013, partially offset by a 1% decrease in revenue per loan transaction for the six months ended June 30, 2014. PWI, a service contract business, was acquired in June 2013. In addition, managed receivables increased to $1,170.3 million at June 30, 2014 from $1,067.7 million at June 30, 2013.
Revenue per loan transaction, which includes both loans paid off and loans curtailed, decreased $1, or 1%, primarily as a result of an increase in the provision for credit losses, as well as fluctuations in the Canadian exchange rate, partially offset by an increase in average loan values. Revenue per loan transaction excludes "Other service revenue."
Gross Profit
For the six months ended June 30, 2014, gross profit for the AFC segment increased $5.4 million, or 7%, to $86.9 million, or 72.0% of revenue, compared with $81.5 million, or 77.1% of revenue, for the six months ended June 30, 2013, primarily as a result of a 14% increase in revenue, partially offset by a 40% increase in cost of services. The increase in cost of services was primarily the result of the inclusion of expenses associated with PWI, as well as an increase in compensation expense. Excluding the impact of PWI revenues and expenses, gross profit as a percentage of revenue for the six months ended June 30, 2014 would have been approximately 78.5%.
Selling, General and Administrative
Selling, general and administrative expenses at AFC increased $3.5 million, or 30%, to $15.3 million for the six months ended June 30, 2014, compared with $11.8 million for the six months ended June 30, 2013. The increase was primarily attributable to increases in stock-based compensation of $2.3 million and $1.3 million in expenses associated with PWI, as well as increases in compensation and incentive-based compensation, partially offset by a decrease in professional fees.

LIQUIDITY AND CAPITAL RESOURCES
The company believes that the significant indicators of liquidity for its business are cash on hand, cash flow from operations, working capital and amounts available under its credit facility. The company’s principal sources of liquidity consist of cash generated by operations and borrowings under its revolving credit facility.

(Dollars in millions)	June 30, 2014	December 31, 2013	June 30, 2013
Cash and cash equivalents	$285.3	$191.6	$168.1
Restricted cash	16.0	18.8	8.7
Working capital	449.5	356.9	306.9
Amounts available under credit facility*	250.0	250.0	250.0
Cash flow from operations	231.4		223.0

*KAR Auction Services, Inc. has a $250 million revolving line of credit as part of the company’s Credit Agreement, which was undrawn as of June 30, 2014. There were related outstanding letters of credit totaling approximately $26.4 million, $26.3 million and $23.6 million at June 30, 2014, December 31, 2013 and June 30, 2013, respectively, which reduce the amount available for borrowings under the credit facility.

For the three months ended June 30, 2014, the Company used cash of $47.3 million to purchase property, plant, equipment and computer software.

Non-GAAP Financial Measures
The company provides historical and forward-looking non-GAAP measures called EBITDA, Adjusted EBITDA, free cash flow, adjusted net income and adjusted net income per share. Management believes that these measures provide investors additional meaningful methods to evaluate certain aspects of the company’s results period over period and for the other reasons set forth previously.

Earnings guidance also does not contemplate future items such as business development activities, strategic developments (such as restructurings or dispositions of assets or investments), significant expenses related to litigation and changes in applicable laws and regulations (including significant accounting and tax matters). The timing and amounts of these items are highly variable, difficult to predict, and of a potential size that could have a substantial impact on the company’s reported results for any given period. Prospective quantification of these items is generally not practicable. Forward-looking non-GAAP guidance excludes stock-based compensation under certain equity grants related to the 2007 merger, increased depreciation and amortization expense that resulted from the 2007 revaluation of the company’s assets, as well as one-time charges, net of taxes.